SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


August 10, 2001

Date of Report (Date of Earliest Event Reported)

Aceto Corporation

(Exact name of Registrant as specified in its charter)


New York                       0-4217                  11-1720520
(State or other                (Commission              (IRS Employer
jurisdiction of                File Number)          Identification No.)
incorporation or
organization)

One Hollow Lane
Lake Success, New York 11042

(Address of principal executive offices)

Registrant's telephone number, including area code: (516) 627-6000

ITEM 5.  OTHER EVENTS

On August 10, 2001, Aceto Corporation (the "Company") announced that Mr.Richard Amitrano, a director of the Company, has resigned his post, effective August 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS.

99		Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACETO CORPORATION


Dated: August 16, 2001	By: /s/Leonard S. Schwartz

    Leonard S. Schwartz
    Chairman of the Board of Directors


EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION

99			Press Release

FOR IMMEDIATE RELEASE
Lake Success, NY - August 10, 2001

ACETO ANNOUNCES RESTRUCTURING, RETIREMENT
AND PROMOTIONS

LAKE SUCCESS, NEW YORK, AUGUST 10, 2001 - ACETO
CORPORATION (NASDAQ:ACET) announced today that
Richard A. Amitrano, Senior Vice President and Director, is retiring from the company and resigning from the Board of Directors effective August 31, 2001.

As a result, the Organic Intermediates and Colorants Department, currently headed by Mr. Amitrano, will merge with the Industrial Chemicals Department creating a new department called the Chemicals and Colorants Department headed by Mr. Vincent Miata who is currently head of Industrial Chemicals. Mr. Miata will be promoted to the position of Senior Vice President. The company expects some significant cost saving and operational synergisms as a result of this merger of the two departments.

Additionally, Mr. Frank DeBenedittis, currently Vice President of Aceto Corporation's Pharmaceutical, Biochemicals and
Nutritionals Department is being promoted to Senior Vice President.

This release contains forward-looking information and therefore it necessarily involves risks and uncertainties. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: anticipated cost savings and operational synergies, economic and political conditions in U.S. and abroad, as well as other risks detailed from time to time in Aceto Corporation's SEC reports.

For further information please contact:
Leonard S. Schwartz
Chairman, CEO, President
Phone: 516-627-6000, Fax: 516-627-6383,
email: lschwartz@aceto.com